Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-284419) on Form S-1 of Northpointe Bancshares, Inc. of our report dated December 20, 2024, relating to the consolidated financial statements of Northpointe Bancshares, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/RSM US LLP

Philadelphia, Pennsylvania

February 3, 2025